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                                                                      Exhibit 21

Subsidiaries of GBC Bancorp                            State of Incorporation
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General Bank                                                 California

GBC Venture Capital, Inc.                                    California

Subsidiaries of General Bank
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GBC Investment & Consulting Company, Inc.                    California

GBC Insurance Services, Inc.                                 California

GBC Leasing Company, Inc.                                    California

GBC Real Estate Investments, Inc.                            California

GBC Trade Services, Asia Limited                             Hong Kong

GB Capital Trust                                             Maryland